EXHIBIT 21

                  List of Subsidiaries of the Registrant

                                             Jurisdiction of
     Subsidiary                              Incorporation

LIVE Home Video Inc.                         Delaware
LIVE Distributing Inc.                       Delaware
LIVE America Inc.                            Delaware
Vestron Inc.                                 Delaware
VAC Holding Inc.                             Delaware
Vestron Video Incorporated                   Delaware
International Video Productions Inc.         California
Silent Films Inc.                            Delaware
Lieberman Enterprises Incorporated           Delaware
LEI-IVE Entertainment N.V.                   Netherlands Antilles
Loud Films Inc.                              Delaware
Carolco Acquisition Corp.                    Delaware
LIVE Ventures Inc.                           Delaware
LIVE Entertainment International Inc.        Delaware
Strawberries Inc.                            Delaware
Waxie Maxie Quality Music Co.                Delaware
Strawberries Investments Inc.                Delaware
VCL/Carolco Communications B.V.              The Netherlands
VCL/Carolco Communications GmbH              Germany
Rainbow Distribution Services GmbH           Germany